Exhibit 99.4
Important Special Meeting Information

Using a black ink pen, mark your votes with an X as
shown in this example. Please do not write outside
the designated areas.
Electronic Voting Instructions
You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the
two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by [●], Mountain Time, on [●], 2011.
Vote by Internet
•	Log on to the Internet and go to www.investorvote.com/PLD

•	Follow the steps outlined on the secured website.
Vote by telephone
•	Call toll free (800) 652-8683 within the USA, US Territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND
RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals—The Board of Trustees recommends a vote “FOR” Proposal 1 and “FOR” Proposal 2.
1.	To approve the merger of Pumpkin LLC, a Delaware limited liability company and indirect wholly owned subsidiary of ProLogis, with and into ProLogis, with ProLogis continuing as the surviving entity and an indirect wholly owned subsidiary of New Pumpkin Inc., a Maryland corporation (“New Pumpkin”) and current wholly owned subsidiary of ProLogis, followed by the merger of New Pumpkin with and into AMB Property Corporation, a Maryland corporation (“AMB”), with AMB continuing as the surviving corporation under the name “ProLogis, Inc.”, pursuant to which each outstanding ProLogis common share of beneficial interest will be converted into the right to receive 0.4464 of a newly issued share of AMB common stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐
2.	To approve the adjournment of the ProLogis special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger if there are insufficient votes at the time of such adjournment to approve such proposal.

FOR	AGAINST	ABSTAIN
☐	☐	☐
IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE OF THIS CARD ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.
Non–Voting Items
Change of Address—Please print your new address below.

Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below
Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.

/ /

Dear Shareholder:
Please take note of the important information enclosed with this proxy.
Your vote counts and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on the proxy card to indicate how you wish your shares to be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.
Alternatively, you may vote by proxy over the Internet or by telephone. See the reverse side for instructions.
Sincerely,
ProLogis
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND
RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy—ProLogis

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.
The undersigned shareholder of ProLogis, a Maryland real estate investment trust (“ProLogis”), hereby appoints Walter C. Rakowich, William E. Sullivan and Edward S. Nekritz, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Shareholders of ProLogis to be held on June 1, 2011, at 9:00 a.m., local time, at ProLogis’ world headquarters, 4545 Airport Way, Denver, Colorado 80239 and at any and all adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. Your shares will be voted as directed on this card. If signed and no direction is given for any item, it will be voted in favor of Proposals 1 and 2. The shares represented by this proxy will be voted in the discretion of said proxies with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof. To vote by Internet or telephone, please see the reverse side. To vote by mail, please sign and date this card on the reverse side, and mail promptly in the enclosed postage-paid envelope. If you have comments or a change of address, mark the appropriate box on the reverse side. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and of the accompanying Proxy Statement, the terms of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED AND MAY BE WITHDRAWN IF YOU ELECT TO ATTEND THE MEETING, GIVE WRITTEN NOTIFICATION TO THE SECRETARY OF PROLOGIS, AND VOTE IN PERSON.
If you vote over the Internet or by telephone, please do not mail your card.
Vote by Mail — Mark, sign, date and promptly return the enclosed proxy card in the postage paid envelope furnished for that purpose.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE